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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2005, in the Registration Statement (Amendment No. 1 to Form S-1 No. 333-122119) and related Prospectus of GeoLogistics Corporation for the registration of its shares of common stock.

                      /s/  ERNST & YOUNG LLP

Orange County, California
March 31, 2005

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM